Exhibit 10.1

Ikanos Communications, Inc.

2009 Sales Compensation Plan

For Vice President Worldwide Sales

  Purpose
    Attraction, retention and motivation. The goal of this plan is to attract, retain, and motivate the VP of WW Sales through clearly specified sales goals and a pay-for-performance philosophy.
    Communicate the company goals. Another goal of the Plan is to communicate what the company wants the VP WW Sales to focus on:
      Exceeding quarterly and annual revenue targets
      Winning OEM designs and launching new products
      Working with other members of the Ikanos team to achieve specific company goals
  Overview

  The Ikanos 2009 Sales Compensation Plan is composed of:

    Salary
    Performance Pay
      Commission based on meeting Quarterly Target Revenue Goals for VP of WW Sales
      Annual Commission based on exceeding Annual Target Revenue Goals for VP of WW Sales
      Incentive Goals for achieving specific goals
    Equity Awards, Merits
    Benefits
    Car Allowance
  Definitions
    Performance Pay - Variable compensation calculated based on performance to goals and paid on a quarterly and annual basis.
    Salary - Compensation usually referred to as "Base Salary" paid on a regular basis.
    Commission - Compensation that varies as a function of performance against assigned tasks or goals.
    Incentives - to reward and motivate employees to complete design goals or MBO's in a specific quarter.
    Benefits - A form of compensation allocated to or for the purchase of employee benefits such as company health care plan/s. In some cases, the employee may pay some portion of the cost of these benefits
    Target Customers - OEM's, ODM's, Distributors or Contract Manufacturers that purchase products or services from Ikanos.
    Target Design In/Win - Ikanos chipsets that have been designed to a system vendor's specific end product. Customer has to put in to their end product.
    Target Commission - Variable compensation amount limited to a specific time period.
    Quarterly Target Revenue Goal - is defined by the company Annual Operating Plan (Exhibit A).
    Annual Target Revenue Goal - is defined by the company Annual Operating Plan (Exhibit A).
    Net Revenue Shipment- Net revenue that has been reported by the Company in its financial reports in accordance with generally accepted accounting principles of the United States..
    Quarterly Management Objectives/Performance Objectives (QPO/MBO) - listing of design / MBO goals for a specific quarter set by CEO

  Eligibility
    The VP of WW Sales while employed by the Company.
  Timeframes
    The following Table 1 determines the timeline involved in the calculation and payment of the commissions and incentives.
    Incentive Goals must be approved prior to the dates below by the CEO.

  In the event of a delay in disbursement of payment not related to the VP of WW Sales or his staff, the VP of WW Sales will be eligible for a recoverable draw for the amount of 50% of the performance pay for that quarter.

  Table 1. Deadlines
Deadlines 2009	Q1	Q2	Q3	Q4
Finalize DW/MBO targets	Jan 30th	April 7th	July 7th	Oct 6th
Sales - Last day to ship Products Sales - DW/MBO claim forms submitted to Sales Ops.	Mar 28th	Jun 27th	Sept 26th	Jan 2nd, 2010
Sales Ops submits quarterly DW/MBO claim forms to Marketing Sales Ops submits prelim detailed work-sheet of commission calculation to Finance	April 7th	July 7th	Oct 6th	Jan 12th, 2010
Marketing - Finalize Quarterly DW/MBO results and provide to Finance Sales- Detailed worksheet of commission calculation submitted to Finance	Apr 13th	Jul 15th	Oct 14th	Jan 14th, 2010
Finance - Press release of Net Revenue	April 23rd	July 23rd	Oct 22nd	Feb 4th, 2010
Finance - Complete review of commission worksheet and signed off by CFO & CEO	April 30th	July 31st	Oct 30th	Feb 5th, 2010
Finance/HR Submit ECNs to payroll by:	May 4th	Aug 5th	Nov 2nd	Feb 8th, 2010
Payroll - Payments Disbursed: US Employees	First Payroll in May	First Payroll in Aug	First Payroll in Nov	First Payroll in Feb 2010
Payroll - Payments Disbursed: International	1st Payroll in May	1st Payroll in Aug	1st Payroll in Nov	1st Payroll in Feb 2010
  Salary
    The Company will pay salary according the Company's payroll practices.
  Commission on Revenue (Exhibit B)
    Calculation of Quarterly Revenue Commission. Quarterly Revenue Commission shall be calculated as follows unless otherwise limited in your Plan Summary:

    Quarterly Revenue Commission =

    If Actual Quarterly Net Revenue Shipment attainment is between 0 and 79.9% of Target Quarterly Revenue:

    (Actual Quarterly Net Revenue Shipment/Target Quarterly Revenue)*Target Quarterly Commission*.5

    If Actual Quarterly Net Revenue Shipment attainment is between 80% and 100% of Target Quarterly Revenue:

    (Actual Quarterly Net Revenue Shipment/Target Quarterly Revenue)*Target Quarterly Commission

    If Actual Quarterly Net Revenue Shipment attainment is between 100.1% and 150% of Target Quarterly Revenue:

    (((Actual Quarterly Net Revenue Shipment/Target Quarterly Revenue)-1)*Target Quarterly Commission*1.5) + Target Quarterly Commission

    Calculation of Annual Revenue Commission. If your Actual Annual Net Revenue Shipment is over 100% of your Annual Target Revenue, then you are eligible for the Annual Revenue Commission. Annual Revenue Commission shall be calculated as follows:

    Annual Revenue Commission = 2*((Actual Annual Net Revenue Shipment/Target Annual Revenue)-1)*Target Annual Revenue Commission

    No Cap on Commissions. Annual Commission on Revenue shall not be capped.
  Incentive (DW/MBO) Goals
    Incentive Goals. To qualify for Incentive Goals, the incentive must be approved by the CEO.
    Claiming Incentive Goals. VP of WW Sales completes the achievement form and provides the supporting documents.
    Calculation of Incentive Achievement. Incentives Achievement shall be calculated as a percentage times the quarterly target DW/MBO incentive.
  Other Duties
    From time to time you may be assigned to perform other duties. These might include, but are not limited to, such tasks as collecting market research data, arranging press tours, participating in technical standards meetings, language translation, and setting up trade show booths. Such duties are a normal part of your job for which the company pays you a salary. Other duties may be assigned by your supervisor.
  Employee Benefits
    You will be eligible to participate in the company employee benefits programs - See HR.
  Termination of Employment
    If your employment is terminated (voluntary or involuntary), you will be eligible for a pro-rated % of your target performance pay calculated as follows:
      (Days worked in the quarter / Days in the quarter) * Your Earned Quarterly Revenue Commission. (Days are calendar days).
      No payment for Annual Revenue Commission or Overachievement.
      Incentive Goals Claim Forms and the evidence of the achievement must be submitted no later than the time assigned for the said quarter commission calculation and payment.
  Withholding
    Commissions paid to employees will be subject to the standard with-holding requirements of the country from which they are paid.
  General Provisions
    This plan does not constitute an employment agreement and does not replace Ikanos' "at-will" employment policy. This plan supersedes all prior plans.
    The company may change budget or any other part of this plan at any time as needed.
    Performance pay is not earned until all revenue numbers and incentive goals for the applicable period are reviewed and approved by the CEO and CFO.
  Approvals

/s/ Nick Shamlou March 5, 2009

Nick Shamlou, Vice President of Sales

/s/ Tammy Carr March 5, 2009

Tammy Carr, Director WW Human Resources

/s/ Cory Sindelar March 9, 2009

Cory Sindelar, CFO

/s/ Elizabeth Fetter March 10, 2009

Elizabeth Fetter, Chairman of Compensation Committee

/s/ Michael Gulett March 9, 2009

Michael Gulett, President and CEO